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N:\SHAREDAT\CORP_ACT\CONTRACT\KEMPER\KGIF\ima_s98
                INVESTMENT MANAGEMENT AGREEMENT

                   Kemper Global Income Fund
                   222 South Riverside Plaza
                    Chicago, Illinois 60606

                                                September 7,
1998

Scudder Kemper Investments, Inc.
345 Park Avenue
New York, New York 10154

                Investment Management Agreement
                   Kemper Global Income Fund

Ladies and Gentlemen:

KEMPER GLOBAL INCOME FUND (the "Trust") has been established as a
Massachusetts  business Trust to engage in  the  business
of  an
investment company. Pursuant to the Trust's Declaration of
Trust,
as  amended from time-to-time (the "Declaration"), the
Board  of
Trustees  is authorized to issue the Trust's shares of
beneficial
interest (the "Shares"), in separate series, or funds.  The
Board
of  Trustees  has  authorized  Kemper  Global  Income  Fund
(the
"Fund").   Series may be abolished and dissolved, and
additional
series established, from time to time by action of the Trustees.

The Trust, on behalf of the Fund, has selected you to act as the investment manager of the Fund and to provide certain other services, as more fully set forth below, and you have indicated that you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Trust on behalf of the Fund agrees with you as follows:

1. Delivery of Documents. The Trust engages in the business of investing and reinvesting the assets of the Fund in the manner and in accordance with the investment objectives, policies and restrictions specified in the currently effective Prospectus (the
"Prospectus") and Statement of Additional Information (the "SAI") relating to the Fund included in the Trust's Registration
Statement on Form N-1A, as amended from time to time, (the
"Registration Statement") filed by the Trust under the Investment
Company Act of 1940, as amended, (the "1940 Act") and the
Securities Act of 1933, as amended. Copies of the documents referred to in the preceding sentence have been furnished to you by the Trust. The Trust has also furnished you with copies properly certified or authenticated of each of the following additional documents related to the Trust and the Fund:

     (a)  The Declaration, as amended to date.

     (b) By-Laws of the Trust as in effect on the date hereof
(the "By- Laws").

     (c) Resolutions of the Trustees of the Trust and the
          shareholders of the Fund selecting you as investment
          manager and approving the form of this Agreement.

     (d)  Establishment and Designation of Series  of
Shares  of
          Beneficial   Interest  relating   to   the
Fund,   as
          applicable.

The Trust will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing, including the Prospectus, the SAI and the Registration Statement.

2.    Portfolio Management Services. As manager of the
assets  of
the  Fund, you shall provide continuing investment
management  of
the  assets  of  the  Fund  in  accordance  with  the
investment
objectives, policies and restrictions set forth in the
Prospectus
and  SAI;  the  applicable provisions of the  1940  Act  and the
Internal  Revenue Code of 1986, as amended, (the "Code")
relating
to  regulated investment companies and all rules and
regulations
thereunder; and all other applicable federal and state  laws
and
regulations  of  which  you  have knowledge;  subject
always  to
policies  and  instructions  adopted  by  the  Trust's
Board  of
Trustees.  In  connection  therewith, you  shall  use
reasonable
efforts to manage the Fund so that it will qualify as a
regulated
investment company under Subchapter M of the Code and
regulations
issued  thereunder.  The  Fund shall  have  the  benefit  of the
investment analysis and research, the review of current
economic
conditions   and  trends  and  the  consideration  of
long-range
investment policy generally available to your investment advisory clients. In managing the Fund in accordance with the requirements set forth in this section 2, you shall be entitled to receive and act upon advice of counsel to the Trust. You shall also make available to the Trust promptly upon request all of the Fund's investment records and ledgers as are necessary to assist the
Trust in complying with the requirements of the 1940 Act and other applicable laws. To the extent required by law, you shall furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

You shall determine the securities, instruments, investments, currencies, repurchase agreements, futures, options and other contracts relating to investments to be purchased, sold or entered into by the Fund and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to your determinations and all in accordance with Fund policies as expressed in the Registration Statement. You shall determine what portion of the Fund's portfolio shall be invested in securities and other assets and what portion, if any, should be held uninvested.

You shall furnish to the Trust's Board of Trustees periodic reports on the investment performance of the Fund and on the performance of your obligations pursuant to this Agreement, and you shall supply such additional reports and information as the
Trust's officers or Board of Trustees shall reasonably request.

3.    Administrative  Services.  In  addition  to  the
portfolio
management  services  specified above in  section  2,  you
shall
furnish at your expense for the use of the Fund such office
space
and  facilities in the United States as the Fund may require for
its  reasonable needs, and you (or one or more of your
affiliates
designated  by  you)  shall  render to the  Trust
administrative
services on behalf of the Fund necessary for operating as an open
end investment company and not provided by persons not
parties to
this  Agreement including, but not limited to, preparing
reports
to  and  meeting materials for the Trust's Board of Trustees
and
reports   and   notices   to   Fund  shareholders;
supervising,
negotiating   contractual  arrangements  with,  to   the
extent
appropriate,  and  monitoring  the  performance  of,
accounting
agents,  custodians, depositories, transfer  agents  and
pricing
agents,  accountants, attorneys, printers, underwriters,
brokers
and dealers, insurers and other persons in any capacity
deemed to
be  necessary  or  desirable  to Fund operations;  preparing
and
making  filings with the Securities and Exchange Commission
(the
"SEC")  and  other regulatory and self-regulatory
organizations,
including,  but not limited to, preliminary and definitive
proxy
materials,   post-effective  amendments   to   the
Registration
Statement, semi-annual reports on Form N-SAR and notices
pursuant
to  Rule  24f-2 under the 1940 Act; overseeing the
tabulation  of
proxies   by  the  Fund's  transfer  agent;  assisting   in
the
preparation and filing of the Fund's federal, state and local tax returns; preparing and filing the Fund's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities and the calculation of net asset value; monitoring the registration of Shares of the Fund under applicable federal and state securities laws; maintaining or causing to be maintained for the Fund all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Fund's custodian or other agents of the Fund; assisting in establishing the accounting policies of the Fund; assisting in the resolution of accounting issues that may arise with respect to the Fund's operations and consulting with the Fund's independent accountants, legal counsel and the Fund's other agents as necessary in connection therewith;
establishing and monitoring the Fund's operating expense budgets;
reviewing the Fund's bills; processing the payment of bills that have been approved by an authorized person; assisting the Fund in determining the amount of dividends and distributions available to be paid by the Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Trust as it may reasonably request in the conduct of the Fund's business, subject to the direction and control of the Trust's Board of Trustees.
Nothing in this Agreement shall be deemed to shift to you or to diminish the obligations of any agent of the Fund or any other person not a party to this Agreement which is obligated to provide services to the Fund.

4. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 4, you shall pay the compensation and expenses of all Trustees, officers and executive employees of the Trust (including the Fund's share of payroll taxes) who are affiliated persons of you, and you shall make available, without expense to the Fund, the services of such of your directors, officers and employees as may duly be elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. You shall provide at your expense the portfolio management services described in section  2  hereof and the administrative services
described  in
section 3 hereof.

You  shall not be required to pay any expenses of the Fund
other
than  those specifically allocated to you in this section
4.  In
particular, but without limiting the generality of the
foregoing,
you  shall  not  be  responsible, except to  the  extent  of the
reasonable  compensation  of  such of  the  Fund's  Trustees
and
officers  as  are directors, officers or employees of  you
whose
services may be involved, for the following expenses of the
Fund:
organization  expenses  of  the  Fund  (including  out
of-pocket
expenses,  but  not including your overhead or  employee
costs);
fees   payable  to  you  and  to  any  other  Fund
advisors   or
consultants;  legal  expenses; auditing and accounting
expenses;
maintenance  of  books  and  records which  are  required
to  be
maintained by the Fund's custodian or other agents of the
Trust;
telephone,  telex,  facsimile, postage and  other
communications
expenses;  taxes and governmental fees; fees, dues  and
expenses
incurred  by the Fund in connection with membership in
investment
company  trade  organizations; fees and expenses  of  the
Fund's
accounting  agent for which the Trust is responsible
pursuant  to
the  terms of the Fund Accounting Services Agreement,
custodians,
subcustodians,  transfer agents, dividend disbursing  agents
and
registrars;  payment for portfolio pricing or valuation
services
to pricing agents, accountants, bankers and other
specialists, if
any;  expenses  of preparing share certificates  and,
except  as
provided  below in this section 4, other expenses  in
connection
with  the  issuance, offering, distribution, sale,
redemption  or
repurchase of securities issued by the Fund; expenses
relating to
investor  and public relations; expenses and fees of
registering
or qualifying Shares of the Fund for sale; interest charges, bond
premiums  and  other  insurance expense; freight,  insurance
and
other  charges  in  connection with the shipment  of  the
Fund's
portfolio   securities;  the  compensation   and   all
expenses
(specifically  including  travel  expenses  relating   to
Trust
business)  of Trustees, officers and employees of the  Trust who
are not affiliated persons of you; brokerage commissions or
other
costs  of  acquiring or disposing of any portfolio
securities  of
the  Fund; expenses of printing and distributing reports,
notices
and  dividends to shareholders; expenses of printing and
mailing
Prospectuses and SAIs of the Fund and supplements thereto;
costs
of   stationery;  any  litigation  expenses;
indemnification  of
Trustees and officers of the Trust; and costs of shareholders' and other meetings.

You shall not be required to pay expenses of any activity which is primarily intended to result in sales of Shares of the Fund if and to the extent that (i) such expenses are required to be borne by a principal underwriter which acts as the distributor of the
Fund's Shares pursuant to an underwriting agreement which provides that the underwriter shall assume some or all of such expenses, or (ii) the Trust on behalf of the Fund shall have adopted a plan in conformity with Rule 12b-1 under the 1940 Act providing that the Fund (or some other party) shall assume some or all of such expenses. You shall be required to pay such of the foregoing sales expenses as are not required to be paid by the principal underwriter pursuant to the underwriting agreement or are not permitted to be paid by the Fund (or some other party) pursuant to such a plan.

5.   Management Fee. For all services to be rendered,
payments to
be made and costs to be assumed by you as provided in
sections 2,
3, and 4 hereof, the Trust on behalf of the Fund shall pay
you in
United  States Dollars on the last day of each month  the
unpaid
balance  of  a fee equal to the excess of (a) 1/12 of  .75
of  1
percent of the average daily net assets as defined below  of the
Fund for such month; provided that, for any calendar month
during
which  the average of such values exceeds $250,000,000,  the fee
payable  for  that month based on the portion of the
average  of
such  values in excess of $250,000,000 shall be 1/12 of .72
of  1
percent  of  such portion; provided that, for any calendar
month
during  which  the average of such values exceeds
$1,000,000,000,
the  fee  payable  for that month based on  the  portion  of the
average of such values in excess of $1,000,000,000 shall be
1/12
of  .70  of  1  percent of such portion; provided that,  for any
calendar  month  during which the average of such values
exceeds
$2,500,000,000,  the  fee payable for that  month  based  on the
portion of the average of such values in excess of
$2,500,000,000
shall  be  1/12  of  .68 of 1 percent of such portion;
provided
that,  for  any calendar month during which the average  of
such
values  exceeds  $5,000,000,000, the fee payable for  that
month
based  on the portion of the average of such values in
excess  of
$5,000,000,000 shall be 1/12 of .65 of 1 percent of such
portion;
provided that, for any calendar month during which the
average of
such  values  exceeds $7,500,000,000, the fee  payable  for
that
month  based  on  the portion of the average of  such
values  in
excess  of  $7,500,000,000 shall be 1/12 of .64 of 1
percent  of
such  portion; provided that, for any calendar month during
which
the  average  of  such  values exceeds $10,000,000,000,  the fee
payable  for  that month based on the portion of the
average  of
such values in excess of $10,000,000,000 shall be 1/12 of
 .63  of
1  percent  of such portion; and provided that, for any
calendar
month   during   which  the  average  of  such   values
exceeds
$12,500,000,000,  the fee payable for that  month  based  on the
portion   of   the   average  of  such  values   in
excess   of
$12,500,000,000  shall  be  1/12 of .62  of  1  percent  of
such
portion;  over any compensation waived by you from time  to
time
(as more fully described below). You shall be entitled to
receive
during  any month such interim payments of your fee
hereunder  as
you shall request, provided that no such payment shall
exceed  75
percent of the amount of your fee then accrued on the books of the Fund and unpaid.

The "average daily net assets" of the Fund shall mean the average of the values placed on the Fund's net assets as of 4:00 p.m.
(New York time) on each day on which the net asset value of the
Fund  is determined consistent with the provisions of Rule
22c-1
under the 1940 Act or, if the Fund lawfully determines the value of its net assets as of some other time on each business day, as of such time. The value of the net assets of the Fund shall always be determined pursuant to the applicable provisions of the
Declaration and the Registration Statement. If the determination of net asset value does not take place for any particular day, then for the purposes of this section 5, the value of the net assets of the Fund as last determined shall be deemed to be the value of its net assets as of 4:00 p.m. (New York time), or as of such other time as the value of the net assets of the Fund's portfolio may be lawfully determined on that day. If the Fund determines the value of the net assets of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 5.

You may waive all or a portion of your fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of your services. You shall be contractually bound hereunder by the terms of any publicly announced waiver of your fee, or any limitation of the Fund's expenses, as if such waiver or limitation were fully set forth herein.

6.    Avoidance of Inconsistent Position; Services Not
Exclusive.
In connection with purchases or sales of portfolio securities and other investments for the account of the Fund, neither you nor any of your directors, officers or employees shall act as a principal or agent or receive any commission. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for the Fund's account with brokers or dealers selected by you in accordance with Fund policies as expressed in the Registration Statement. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of the Fund, you shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

Your  services to the Fund pursuant to this Agreement are
not  to
be  deemed  to  be exclusive and it is understood  that  you may
render  investment advice, management and services to
others.  In
acting under this Agreement, you shall be
an independent contractor and not an agent of the Trust.
Whenever
the  Fund  and one or more other accounts or investment
companies
advised  by  you have available funds for investment,
investments
suitable   and  appropriate  for  each  shall  be
allocated   in
accordance with procedures believed by you to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in a manner believed by you to be equitable. The Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund.

7. Limitation of Liability of Manager. As an inducement to your undertaking to render services pursuant to this Agreement, the
Trust agrees that you shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by the Fund in connection with the matters to which this
Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect you against any liability to the Trust, the Fund or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties hereunder.

8.    Duration and Termination of This Agreement. This
Agreement
shall  remain in force until September 30, 1999, and
continue  in
force  from  year to year thereafter, but only so  long  as
such
continuance is specifically approved at least annually (a) by the
vote  of  a majority of the Trustees who are not parties to
this
Agreement  or interested persons of any party to this
Agreement,
cast  in person at a meeting called for the purpose of
voting  on
such  approval, and (b) by the Trustees of the Trust, or  by the
vote  of a majority of the outstanding voting securities  of the
Fund.   The  aforesaid  requirement  that  continuance  of
this
Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder and any applicable SEC exemptive order therefrom.

This Agreement may be terminated with respect to the Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund or by the Trust's Board of Trustees on 60 days' written notice to you, or by you on 60 days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment.

This Agreement may be terminated with respect to the Fund at any time without the payment of any penalty by the Board of Trustees or by vote of a majority of the outstanding voting securities of the Fund in the event that it shall have been established by a court of competent jurisdiction that you or any of your officers or directors has taken any action which results in a breach of your covenants set forth herein.

9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in a manner consistent with the 1940 Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom.

10. Limitation of Liability for Claims. The Declaration, a copy of which, together with all amendments thereto, is on file in the
Office of the Secretary of the Commonwealth of Massachusetts, provides that the name "Kemper Global Income Fund" refers to the
Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder of the
Fund, or Trustee, officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust or of the Fund to any extent whatsoever, but that the Trust estate only shall be liable.

You are hereby expressly put on notice of the limitation of liability as set forth in the Declaration and you agree that the obligations assumed by the Trust on behalf of the Fund pursuant to this Agreement shall be limited in all cases to the Fund and its assets, and you shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund or any other series of the Trust, or from any Trustee, officer, employee or agent of the Trust. You understand that the rights and obligations of each Fund, or series, under the Declaration are separate and distinct from those of any and all other series.

11.   Miscellaneous. The captions in this Agreement are
included
for  convenience of reference only and in no way define or
limit
any   of   the  provisions  hereof  or  otherwise  affect
their
construction   or   effect.  This  Agreement  may   be
executed
simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "affiliated person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.

This Agreement shall be construed in accordance with the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause the Fund to fail to comply with the requirements of Subchapter M of the Code.

This Agreement shall supersede all prior investment advisory or management agreements entered into between you and the Trust on behalf of the Fund.

If you are in agreement with the foregoing, please execute the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract effective as of the date of this
Agreement.

                                   Yours very truly,

                                   KEMPER GLOBAL INCOME
FUND,  on
                                   behalf of
                                   Kemper Global Income Fund

                                   By:
                                      President


The foregoing Agreement is hereby accepted as of the date hereof.


                                   SCUDDER   KEMPER
INVESTMENTS,
INC.

                                   By:
                                      Treasurer